================================================================================



                               CREDIT AGREEMENT


                                     Among


                 THE FUND PORTFOLIOS LISTED FROM TIME TO TIME
                             ON SCHEDULE I HERETO,


                                VARIOUS BANKS,


                             THE BANK OF NEW YORK,
                            as Documentation Agent,


                     MELLON BANK N.A. and CITIBANK, N.A.,
                           as Co-Syndication Agents,


                     STATE STREET BANK AND TRUST COMPANY,
                             as Operations Agent,


                                      and


                      DEUTSCHE BANK AG, NEW YORK BRANCH,
                            as Administrative Agent



                  -------------------------------------------

                           Dated as of March 11, 1999


                  -------------------------------------------



================================================================================

                                TABLE OF CONTENTS
                                -----------------
                                                                           Page
                                                                           ----

SECTION 1. Amount and Terms of Credit........................................1

   1.01  The Commitments.....................................................1
   1.02  Minimum Amount of Each Borrowing....................................3
   1.03  Notice of Borrowing.................................................3
   1.04  Disbursement of Funds...............................................4
   1.05  Ledger..............................................................4
   1.06  Conversions.........................................................4
   1.07  Pro Rata Borrowings.................................................5
   1.08  Interest............................................................5
   1.09  Interest Periods....................................................6
   1.10  Increased Costs; Illegality; Etc....................................6
   1.11  Compensation........................................................9
   1.12  Replacement of Banks................................................9
   1.13  Extension of Expiry Date...........................................10
   1.14  Addition of New Borrowers..........................................10
   1.15  Removal of Borrowers...............................................11

SECTION 2. Fees; Reductions of Commitment...................................11

   2.01  Fees...............................................................11
   2.02  Voluntary Termination of Unutilized Commitments; Termination of
           Commitments......................................................11

SECTION 3. Prepayments; Payments; Taxes.....................................11

   3.01  Voluntary Prepayments..............................................11
   3.02  Mandatory Repayments...............................................12
   3.03  Method and Place of Payment........................................12
   3.04  Net Payments.......................................................13

SECTION 4. Conditions Precedent to the Effective Date.......................15

   4.01  Execution of Agreement.............................................15
   4.02  Officers'Certificate...............................................15
   4.03  Opinion of Counsel.................................................15
   4.04  Proceedings; Etc...................................................15
   4.05  Adverse Change; Etc................................................15
   4.06  Litigation.........................................................16
   4.07  Fees, Etc..........................................................16
   4.08  Existing Credit Facilities.........................................16


                                      (i)

                                                                            Page
                                                                            ----

SECTION 5. Conditions Precedent to All Loans................................16

   5.01  No Default; Representations and Warranties.........................16
   5.02  Notice of Borrowing................................................17

SECTION 6. Representations, Warranties and Agreements.......................17

   6.01  Corporate or Trust Status..........................................17
   6.02  Power and Authority................................................17
   6.03  No Violation.......................................................18
   6.04  Governmental Approvals.............................................18
   6.05  Financial Statements; Financial Condition; Undisclosed
           Liabilities; etc.................................................18
   6.06  Litigation.........................................................19
   6.07  True and Complete Disclosure.......................................19
   6.08  Use of Proceeds; Margin Regulations................................19
   6.09  ERISA..............................................................19
   6.10  Compliance with Statutes, Etc......................................20
   6.11  Investment Company.................................................20
   6.12  Investment Adviser.................................................20
   6.12  Affiliation with the Banks.........................................20
   6.13  Senior Status......................................................20
   6.14  Year 2000 Matters..................................................20

SECTION 7. Affirmative Covenants............................................21

   7.01  Information Covenants..............................................21
   7.02  Books, Records and Inspections.....................................22
   7.03  Compliance with Statutes; Etc......................................22
   7.04  Investment Company.................................................22
   7.05  Compliance with Investment Practices...............................22
   7.06  Compliance with Regulation U.......................................22
   7.07  Use of Proceeds....................................................23

SECTION 8. Negative Covenants...............................................23

   8.01  Liens..............................................................23
   8.02  Consolidation, Merger, Sale or Purchase of Assets, Etc.............23
   8.03  Indebtedness.......................................................24
   8.04  Restrictions on Issuance of Capital Stock..........................25
   8.05  Modifications of Investment Practices, Articles of Incorporation,
           By-Laws and Certain Other Agreements.............................25
   8.06  Business...........................................................25
   8.07  ERISA..............................................................25
   8.08  Affiliated Person..................................................25
   8.09  Asset Coverage Ratio...............................................25

SECTION 9. Events of Default................................................25

   9.01  Payments...........................................................25


                                     (ii)

                                                                            Page
                                                                            ----

   9.02  Representations; Etc...............................................25
   9.03  Covenants..........................................................26
   9.04  Default Under Other Agreements.....................................26
   9.05  Bankruptcy; Etc....................................................26
   9.06  Judgments..........................................................27
   9.07  Investment Adviser.................................................27
   9.08  Custody Agreement..................................................27

SECTION 10. Definitions and Accounting Terms................................27

   10.01  Defined Terms.....................................................27

SECTION 11. The Agents......................................................36

   11.01  Appointment.......................................................36
   11.02  Nature of Duties..................................................36
   11.03  Lack of Reliance on the Agents....................................37
   11.04  Certain Rights of the Agents......................................37
   11.05  Reliance..........................................................37
   11.06  Indemnification...................................................37
   11.07  The Agents in their Individual Capacities.........................38
   11.08  Resignation by the Agents.........................................38

SECTION 12. Miscellaneous...................................................38

   12.01  Payment of Expenses, Indemnification, Etc.........................38
   12.02  Right of Setoff...................................................39
   12.03  Notices...........................................................40
   12.04  Benefit of Agreement..............................................40
   12.05  No Waiver; Remedies Cumulative....................................42
   12.06  Payments Pro Rata.................................................42
   12.07  Calculations; Computations........................................42
   12.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF
           JURY TRIAL.......................................................43
   12.09  Counterparts......................................................44
   12.10  Effectiveness.....................................................44
   12.11  Table of Contents and Headings Descriptive........................44
   12.12  Amendment or Waiver; Etc..........................................44
   12.13  Survival..........................................................45
   12.14  Domicile of Loans.................................................45
   12.15  Limited Recourse..................................................45
   12.16  Confidentiality...................................................45



                                     (iii)

SCHEDULES
---------

Schedule I     Borrowers
Schedule II    Commitments
Schedule III   Bank Addresses
Schedule IV    Custody Agreements
Schedule V     Investment Advisory Agreements


EXHIBITS
--------

Exhibit A      Form of Notice of Borrowing
Exhibit B      Form of Officers' Certificate
Exhibit C      Form of Opinion of the General Counsel of the Investment Adviser,
                 counsel to the Borrowers
Exhibit D      Form of Assignment and Assumption Agreement






                                     (iv)

     CREDIT AGREEMENT, dated as of March 11, 1999, among the separate mutual fund portfolios listed from time to time on Schedule I hereto (each such portfolio a "Borrower" and, collectively, the "Borrowers"), the Banks party hereto from time to time, The Bank of New York, as Documentation Agent, Mellon Bank N.A. and Citibank, N.A., as Co-Syndication Agents, State Street Bank and Trust Company, as Operations Agent and Deutsche Bank AG, New York Branch, as Administrative Agent (all capitalized terms used herein and defined in Section 10 are used herein as therein defined).


                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available to the Borrowers the credit facilities provided for herein;

     NOW, THEREFORE, IT IS AGREED:

     SECTION 1. Amount and Terms of Credit.
                --------------------------

     1.01 The Commitments. (a) Subject to and upon the terms and conditions set
          ---------------
forth herein, each Bank severally agrees, at any time and from time to time on and after the Effective Date and prior to the Expiry Date, upon the request of a Borrower, to make loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to such Borrower, which Loans (i) shall, at the option of such Borrower, be Base Rate Loans, IBOR Loans or LIBOR Loans, provided that except as otherwise specifically provided in Section 1.10(b), all Loans comprising the same Borrowing shall at all times be of the same Type, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any Bank at any time outstanding, when added to such Bank's Percentage of all then outstanding Swingline Loans, that aggregate principal amount which equals the Commitment of such Bank at such time and (iv) shall not exceed in the aggregate for any Borrower at any time that amount which, when added to all Swingline Loans made to such Borrower which remain outstanding, equals such Borrower's Borrowing Base at such time.

     (b) Subject to and upon the terms and conditions set forth herein, the Swingline Bank may, in its sole discretion, agree to make, at any time and from time to time on and after the Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans (i) shall, at the option of the respective Borrower, be made and maintained as Base Rate Loans or IBOR Loans, provided that notwithstanding anything to the contrary in Section 1.09 or elsewhere in this Agreement, only Interest Periods of one day shall be available in the case of Swingline Loans maintained as IBOR Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding at such time, an amount equal to the Total Commitment at such time (after giving effect to any reductions to the Total Commitment on such date),
(iv) shall not exceed for any Borrower in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding to such Borrower at such time, such Borrower's Borrowing Base at such time and (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this
Section 1.01(b), the Swingline Bank shall not make any Swingline Loan to any Borrower after it has received written notice from such Borrower or the Required Banks stating that a Default or an Event of Default exists and is continuing with respect to such Borrower until such time as the Swingline Bank shall have received written notice (i) of rescission of all such notices from the party or parties originally delivering such notice, (ii) of the waiver of such Default or Event of Default by the Required Banks or (iii) that the Agents in good faith believe that such Default or Event of Default no longer exists.

     (c) On any Business Day and in any case within 7 Business Days of the making of any such Swingline Loan (provided that any failure to give such notice within such seven Business Day period shall not effect the obligation of the respective Borrower or any other Bank to accept such notice and fund the Revolving Loan or Revolving Loans referred to below), the Swingline Bank may, in its sole discretion, give notice to the Banks that its outstanding Swingline Loans shall be funded with one or more Borrowings of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 9.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 9), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Banks with a Commitment (without giving effect to any reductions thereto pursuant to the last paragraph of
Section 9) pro rata based on each such Bank's Percentage (determined before
           --- ----
giving effect to any termination of the Commitments pursuant to the last paragraph of Section 9) and the proceeds thereof shall be remitted to the Swingline Bank and applied by the Swingline Bank to repay the Swingline Bank for such outstanding Swingline Loans. Each such Bank hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Bank notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) any failure to satisfy any conditions specified in Section 5, (iii) any Default or Event of Default existing on such date, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to any Borrower), then each such Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received by the Swingline Bank from the respective Borrower on or after such date and prior to such purchase) from the Swingline Bank such participations in the outstanding Swingline Loans as shall be necessary to cause such Banks to share in such Swingline Loans ratably based upon their respective Percentages (determined before giving effect to any termination of the Commitments pursuant to the last paragraph of Section 9), provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Bank until the date as of which the respective participation is purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay the Swingline Bank interest on the principal amount of the participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

     1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of
          --------------------------------
each Borrowing of (i) Revolving Loans shall not be less than $1,000,000 and, if greater, shall be in an integral multiple of $100,000 and (ii) Swingline Loans shall not be less than $250,000 and, if greater, shall be in an integral multiple of $100,000. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than three Borrowings of Fixed Rate Loans for the account of any one Borrower.

     1.03 Notice of Borrowing. Whenever a Borrower desires to make a Borrowing
          -------------------
hereunder (excluding Mandatory Borrowings), it shall give the Operations Agent at its Notice Office prior notice of each desired Base Rate Loan or IBOR Loan (which must be given prior to 12:00 Noon (New York time) (or 3:00 P.M. (New York time) in the case of Swingline Loans) if such notice is given on the day such Borrowing is desired) and at least three Business Days' prior notice of each desired LIBOR Loan, provided that any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day. Each such notice (each a "Notice of Borrowing") shall be given by the respective Borrower, in the form of Exhibit A and executed by an authorized signatory for such Borrower, appropriately completed to specify the principal amount of the Revolving Loan (or Swingline Loan, in the case of Loans designated as such) to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), the Borrower on behalf of which such Revolving Loan is being requested, the Asset Coverage Ratio, together with the calculations necessary to compute the Asset Coverage Ratio, of such Borrower as of the close of business on the latest Business Day preceding the date of such Notice of Borrowing after giving pro forma effect to such Borrowing, whether the
                                 --- -----
Loan being made pursuant to such Borrowing is to be initially maintained as a Base Rate Loan, IBOR Loan or, if such Loan is a Revolving Loan, LIBOR Loan and, if a Revolving Loan to be maintained as a Fixed Rate Loan, the initial Interest Period to be applicable thereto, provided that a Borrower may provide telephonic notice to the Operations Agent of its intent to make a Borrowing, which telephonic notice shall be deemed effective if given within the time required above in this Section 1.03 and promptly followed by a Notice of Borrowing, which Notice of Borrowing shall be received by the Operations Agent on the day of such telephonic notice and prior to any disbursement of funds in connection with such Borrowing. Any telephonic notice given pursuant to the immediately preceding sentence shall be deemed to be a representation and warranty by the Borrower giving such notice that all of the facts required to be set forth in a Notice of Borrowing are true as of the time of the giving of such notice. The Operations Agent shall promptly give each Bank notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

     1.04 Disbursement of Funds. Except as otherwise specifically provided in
          ---------------------
the immediately succeeding sentence, no later than 2:00 P.M. (New York time) on the date specified in each Notice of Borrowing, each Bank will make available its pro rata portion of each such Borrowing requested to be made on such date,
    --- ----
in Dollars and in immediately available funds at the Payment Office of the Operations Agent, and the Operations Agent will make the aggregate of the amounts so made available by the Banks available to the appropriate Borrower at the Payment Office or, if specified in the Notice of Borrowing, such Borrower's account with its Custodian in accordance with the standard instructions provided in the Notice of Borrowing. Unless the Operations Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Operations Agent such Bank's portion of any Borrowing to be made on such date, the Operations Agent may assume that such Bank has made such amount available to the Operations Agent on such date of Borrowing and the Operations Agent may, in reliance upon such assumption, make available to the respective Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Operations Agent by such Bank, the Operations Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Operations Agent's demand therefor, the Operations Agent shall promptly notify the respective Borrower or Borrowers, and such Borrower or Borrowers shall immediately pay (from the assets of such Borrower or Borrowers) such corresponding amount to the Operations Agent. The Operations Agent shall also be entitled to recover on demand from such Bank or the respective Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Operations Agent to such Borrower or Borrowers until the date such corresponding amount is recovered by the Operations Agent, at a rate per annum equal to (i) if recovered from such Bank, at the overnight Federal Funds Rate and (ii) if recovered from the respective Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which any Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

     1.05 Ledger. Each Bank will note on its internal records the amount of each
          ------
Revolving Loan made by it (and the Swingline Bank shall note the amount of each Swingline Loan made by it), the Borrower to whom such Loan was made, and each payment in respect thereof, and will, prior to any transfer of any of its interest therein, note the outstanding principal amount of Loans (broken down by Borrower) to be so transferred. Failure to make any such notation (or any error in such notation) shall not affect the Obligations of the respective Borrowers in respect of such Loans.

     1.06 Conversions. The Borrowers shall have the option to convert, on any
          -----------
Business Day occurring on or after the Effective Date, all or a portion equal to at least $250,000 (or at least $500,000 with respect to LIBOR Loans and, in any event, if greater, in an integral multiple of $100,000) of the outstanding principal amount of a Borrowing of one or more Types of Revolving Loans made to a particular Borrower into a Borrowing of another Type of Revolving Loan to such Borrower, provided that (i) except as otherwise provided in Section 1.10(b), Fixed Rate Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of LIBOR

Loans shall reduce the outstanding principal amount of such LIBOR Loans made pursuant to a single Borrowing to less than $500,000, (ii) Base Rate Loans may only be converted into Fixed Rate Loans if no Default or Event of Default is in existence on the date of the conversion and (iii) no conversion pursuant to this
Section 1.06 shall result in a greater number of Borrowings of Fixed Rate Loans than is permitted under Section 1.02. Each such conversion shall be effected by the respective Borrower giving the Operations Agent at its Notice Office prior to 12:00 Noon (New York time) at least three Business Days' prior notice (each a "Notice of Conversion") specifying the Revolving Loans to be so converted, the Borrowing(s) pursuant to which such Revolving Loans were made and, if to be converted into Fixed Rate Loans, the Interest Period to be initially applicable thereto. The Operations Agent shall give each Bank prompt notice of any such proposed conversion. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Revolving Loans being converted.

     1.07 Pro Rata Borrowings. All Borrowings of Revolving Loans under this
          -------------------
Agreement shall be incurred from the Banks pro rata on the basis of their
                                           --- ----
respective Commitments. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make respective Loans hereunder and that each Bank shall be obligated to make the respective Revolving Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Revolving Loans hereunder.

     1.08 Interest. (a) Each Borrower to which a Base Rate Loan is made agrees
          --------
to pay interest in respect of the unpaid principal amount of such Base Rate Loans made to such Borrower from the date the proceeds thereof are made available to such Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

     (b) Each Borrower to which a LIBOR Loan is made agrees to pay interest in respect of the unpaid principal amount of such LIBOR Loans made to such Borrower from the date the proceeds thereof are made available to such Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the LIBOR for such Interest Period.

     (c) Each Borrower to which an IBOR Loan is made agrees to pay interest in respect of the unpaid principal amount of such IBOR Loans made to such Borrower from the date the proceeds thereof are made available to such Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the IBOR for such Interest Period.

     (d) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of
(i) 2% per annum in excess of the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans from time to time and (ii) the rate which is 2% in excess of the rate then borne by such Loan, in each case with such interest to be payable on demand.

     (e) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, upon repayment or prepayment (on the amount repaid or prepaid), (ii) in respect of each Fixed Rate Loan, on the last day of each Interest Period applicable thereto or on any repayment or prepayment (on the amount repaid or prepaid), and (iii) in respect of each Loan, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

     (f) Upon each Interest Determination Date, the Operations Agent shall determine the Fixed Rate for each Interest Period applicable to Fixed Rate Loans and shall promptly notify the respective Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

     1.09 Interest Periods. At the time it gives any Notice of Borrowing or
          ----------------
Notice of Conversion in respect of the making of, or conversion into, any Fixed Rate Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to any such LIBOR Loan or one Business Day prior to the expiration of an Interest Period applicable to any such IBOR Loan (in the case of any subsequent Interest Period), the Borrowers shall have the right to elect, by giving the Operations Agent notice thereof, the interest period (each an "Interest Period") applicable to such Fixed Rate Loan, which Interest Period shall be (i) in the case of a LIBOR Loan, a one month period, and (ii) in the case of an IBOR Loan, a period of up to thirty days, at the option of such Borrower, provided that:
(v) all Fixed Rate Loans comprising a Borrowing shall at all times have the same Interest Period; (w) the initial Interest Period for any Fixed Rate Loan shall commence on the date of Borrowing of such Revolving Loan (including the date of any conversion thereof into a Revolving Loan of a different Type) and each Interest Period occurring thereafter in respect of such Revolving Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires; (x) if any Interest Period relating to a LIBOR Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (y) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period for a LIBOR Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and (z) no Interest Period shall extend beyond the Expiry Date. If, upon the expiration of any Interest Period applicable to a Borrowing of Fixed Rate Loans, the respective Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Fixed Rate Loans as provided in this
Section 1.09, such Borrower shall be deemed to have elected to convert such Fixed Rate Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

     1.10 Increased Costs; Illegality; Etc. (a) In the event that any Bank shall
          ---------------------------------
have reasonably determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Agents):

     (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the London interbank Eurodollar market or the domestic interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR or IBOR; or

          (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Fixed Rate Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to (A) a change in the basis of taxation of payment to any Bank of the principal of or interest on the Loans or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank, pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the LIBOR or IBOR and/or (y) other circumstances since the date of this Agreement affecting such Bank, the London interbank Eurodollar market or the domestic interbank Eurodollar market or the position of such Bank in either such market; or

          (iii) at any time, that the making or continuance of any Fixed Rate Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the London interbank Eurodollar market or the domestic interbank Eurodollar market;

then, and in any such event, such Bank (or the Agents, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the affected Borrower or Borrowers and, except in the case of clause (i) above, to the Operations Agent of such determination (which notice the Operations Agent shall promptly transmit to each of the other Banks) not later than 11:00 A.M. (New York time) on the date such Borrowing was to occur. Thereafter (x) in the case of clause (i) above, LIBOR Rate Loans and/or IBOR Rate Loans, as the case may be, shall no longer be available until such time as the Operations Agent notifies the Borrowers and the Banks that the circumstances giving rise to such notice by the Operations Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by any of the Borrowers with respect to any affected Fixed Rate Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded, (y) in the case of clause (ii) above, the respective Borrowers shall pay to such Bank, within five Business Days of its written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank shall reasonably determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the affected Borrowers by such Bank shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause

(iii) above, the respective Borrowers shall take one of the actions specified in
Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

     (b) At any time that any Fixed Rate Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the respective Borrower may (and in the case of a Fixed Rate Loan affected by the circumstances described in Section 1.10(a)(iii) shall) either (x) if the affected Fixed Rate Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Operations Agent telephonic notice (confirmed in writing) on the same date (if practicable) that such Borrower was notified by the affected Bank or the Operations Agent pursuant to Section 1.10(a)(ii) or (iii), or if such notice is given one Business Day (or such shorter period as may be acceptable to the Operations Agent) prior to the date scheduled for such Borrowing, change the Type of Loan or (y) if the affected Fixed Rate Loan is then outstanding, upon at least three Business Days' written notice to the Operations Agent, require the affected Bank to convert such Fixed Rate Loan into a Base Rate Loan, provided that, if more than one Bank is affected at any time, all affected Banks must be treated the same pursuant to this Section 1.10(b).

     (c) If at any time after the date of this Agreement any Bank reasonably determines that the introduction of or any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change since the date of this Agreement in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's portion of the Total Commitment or its obligations hereunder, then the Borrowers shall pay to such Bank within three Business Days of its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital; provided that the Borrowers shall be permitted, subject to
Section 1.11, to mitigate such costs to the extent practicable by either canceling any outstanding Notice of Borrowing or changing the Type of Loan specified in any outstanding Notice of Borrowing as prescribed above in clause
(b) of this Section 1.10. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the affected Borrowers, which notice shall show the basis for calculation of such additional amounts, provided, however, that failure to give any such notice shall not release or diminish any obligation of the Borrowers to pay additional amounts pursuant to this Section 1.10(c) upon receipt of such notice.

     (d) Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii) or 1.10(c) with respect to such bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to avoid or mitigate any additional amounts payable to the greatest extent practicable (including transferring the Loans affected by such event to another lending office, unless in the opinion of such Bank, such efforts would result in the Bank (or its lending office) suffering an economic, legal or regulatory disadvantage. Nothing in this clause (d) shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in this Section 1.10.

     1.11 Compensation. Each Borrower agrees that it shall compensate each Bank,
          ------------
upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Fixed Rate Loans, but not for loss of profit) which such Bank may sustain in respect of Loans made to such Borrower or a Notice of Borrowing or Notice of Conversion delivered by such Borrower: (i) if for any reason (other than a default by such Bank or the Operations Agent) a Borrowing by such Borrower of, or conversion from or into, Fixed Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by such Borrower or deemed withdrawn pursuant to Section 1.10(a) or otherwise); (ii) if any repayment (including any repayment made pursuant to Section 3.02 or a result of an acceleration of the Revolving Loans of such Borrower pursuant to Section 9) or conversion of any of such Borrower's Fixed Rate Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of a Fixed Rate Loan of such Borrower is not made on any date specified in a notice of prepayment given by such Borrower; or (iv) as a consequence of (a) any other default by such Borrower to repay any Loan when required by the terms of this Agreement or (b) any election made by such Borrower pursuant to Section 1.10(b).

     1.12 Replacement of Banks. (x) If any Bank defaults in its obligations to
          --------------------
make Loans (a "Defaulting Bank") or (y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c) or
Section 3.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being generally charged by the other Banks, the Borrower shall have the right, if no Default or Event of Default will exist immediately after giving effect to the respective replacement, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") reasonably acceptable to the Agents, provided that (i) at the time of any replacement pursuant to this Section 1.12, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 12.04(b) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of the Replaced Bank and, in connection therewith, shall pay to the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans together with all then unpaid interest with respect thereof at such time and (B) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to
Section 2.01, and (ii) all obligations of the Borrowers owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements and the payment of amounts referred to in clauses (i) and (ii) above, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement which shall survive as to such Replaced Bank.

     1.13 Extension of Expiry Date. Not less than 45 days and not more than 60
          ------------------------
days prior to the Expiry Date then in effect, the Borrowers may make a written request (the "Extension Request") to the Operations Agent at its Notice Office, which request the Operations Agent shall promptly transmit to each of the Banks, that the Expiry Date then in effect be extended to the date which occurs 364 days after the Requested Extension Effective Date specified by the Borrowers in the Extension Request. Each Extension Request shall specify a date (the "Requested Extension Effective Date"), which shall be a Business Day not earlier than 40 days after the giving of the respective notice and not later than the Expiry Date then in effect, on which such extension of the Expiry Date, if granted by the Banks, shall occur. Each Extension Request shall also be accompanied by a certificate of an authorized officer of the Borrowers stating that no Default or Event of Default has occurred and is continuing. Each Bank, acting in its sole discretion and with no obligation to grant any extension pursuant to this Section 1.13, shall, by written notice to the Borrowers and the Operations Agent, such notice to be given within 30 days of its receipt of the relevant Extension Request, advise the Borrowers and the Operations Agent whether such Bank agrees to such extension, provided that (a) any Bank that fails to so notify the Borrowers and the Operations Agent shall be deemed to have elected not to grant such extension, (b) any extension of the Expiry Date pursuant to this Section 1.13 shall only be effective if all of the Banks agree to such extension and (c) any effectiveness of such extension shall occur on the Requested Extension Expiry Date. The Operations Agent shall notify the Borrowers and each Bank of the effectiveness of any such extension.

     1.14 Addition of New Borrowers. The Investment Adviser may from time to
          -------------------------
time request in writing (each such request, an "Additional Borrower Request") that a separate affiliated mutual fund portfolio be included hereunder as an additional Borrower subject to the terms and conditions of this Agreement (any such separate mutual fund portfolio, an "Additional Borrower"). Such Additional Borrower Request shall be delivered to each of the Banks and the Operations Agent and shall include (a) a certification by an authorized officer of the Borrowers that (i) the representations, warranties and agreements of the Borrowers contained in Section 6 are true and correct as if made on the date of such certification and on the date such Additional Borrower becomes a Borrower hereunder and (ii) no Default or Event of Default has occurred and is continuing or will occur as a result of such Additional Borrower becoming a Borrower hereunder and (b) true and correct copies of the most recent audited and unaudited financial statements of such Additional Borrower. Upon receipt of an Additional Borrower Request each Bank shall in its sole discretion determine whether it shall consent to such request, any such consent to be in writing and delivered to the Operations Agent. Failure by any Bank to deliver such a consent within 30 days after receipt of such request shall be deemed a refusal to consent on the part of such Bank. To the extent the Operations Agent receives written consents from all Banks with respect to a particular Additional Borrower Request, the Operations Agent shall notify the Borrowers thereof, and such Additional Borrower shall become a Borrower hereunder (at which time Schedule I hereto shall be deemed to be amended to include such new Borrower) upon delivery to the Agents of (x) certified copies of documents relating to such Additional Borrower of the type referred to in Section 4.05 and (y) an executed counterpart hereof and/or an assumption agreement in form satisfactory to the Agents.

     1.15 Removal of Borrowers. Any Borrower may, from time to time upon written
          --------------------
notice to the Operations Agent, elect to remove itself as a Borrower hereunder, provided that at such time such removed Borrower has no Loans or other Obligations outstanding under this Agreement. Upon the effectiveness of such removal, such removed Borrower shall cease to be a Borrower for all purposes of this Agreement, except that all indemnification provisions of this Agreement shall survive as to such removed Borrower.

     SECTION 2. Fees; Reductions of Commitment.
                ------------------------------

     2.01 Fees. (a) Each Borrower agrees to pay to the Operations Agent, for pro
          ----                                                               ---
rata distribution to each Bank, its pro rata share (as calculated in accordance
----                                --- ----
with the last sentence of this Section 2.01(a)) of a commitment fee (the "Commitment Fee") for the period from the Effective Date to and including the Expiry Date (or such earlier date as the Total Commitment shall have been terminated), computed at a rate for each day equal to 0.065% per annum on the daily average Total Unutilized Commitment. Accrued Commitment Fees shall be due and payable quarterly in arrears on the fifteenth day of the month following such calendar quarter end (unless such day is not a Business Day, in which case such accrued Commitment Fees shall be payable on the latest preceding Business
Day) and on the Expiry Date, or such earlier date upon which the Total Commitment is terminated, with the allocation of such obligation among the Borrowers to be pro rata according to the relevant asset size of the respective Borrowers (or, upon prior written notice to the Agents, based on such other method acceptable to the Agents as the Investment Advisor shall determine in compliance with the Investment Company Act).

     (b) Each Borrower agrees to pay to the Agents, for the Agents' own account, its pro rata share according to the relevant asset size of the respective
    --- ----
Borrowers (or, upon prior written notice to the Agents, such other method of allocation acceptable to the Agents as the Investment Advisor shall determine in compliance with the Investment Company Act) of such other fees as have been agreed to in writing by the Borrowers and the Agents.

     2.02 Voluntary Termination of Unutilized Commitments; Termination of
          ---------------------------------------------------------------
Commitments. Upon at least three Business Days' prior notice to the Operations
-----------
Agent at its Notice Office (which notice the Operations Agent shall promptly transmit to each of the Banks), the Borrowers shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Commitment, in whole or in part, in integral multiples of $10,000,000 in the case of partial reductions to the Total Unutilized Commitment, provided that each such reduction shall apply proportionately to permanently reduce the Commitment of each Bank.

     SECTION 3. Prepayments; Payments; Taxes.
                ----------------------------

     3.01 Voluntary Prepayments. The respective Borrowers shall have the right
          ---------------------
to prepay any Loan or Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the respective Borrower shall give the Operations Agent prior to 11:00 A.M. (New York time) at its Notice Office (x) on the same Business Day prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Swingline Loans, (y) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans or IBOR Loans that are Revolving Loans, and (z) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay LIBOR Loans, the amount of such prepayment and the Types of Loans to be prepaid, the Borrower or Borrowers to whom such Loans were made and, in the case of Fixed Rate Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Operations Agent shall promptly transmit to each of the Banks; (ii) each prepayment shall be in an aggregate principal amount of at least $500,000, provided that if any partial prepayment of Fixed Rate Loans made pursuant to any Borrowing shall reduce the outstanding Fixed Rate Loans made pursuant to such Borrowing to an amount less than $1,000,000, then such Borrowing may not be continued as a Borrowing of Fixed Rate Loans and any election of an Interest Period with respect thereto shall have no force or effect; (iii) prepayments of Fixed Rate Loans made pursuant to this Section 3.01 may only be made on the last day of an Interest Period applicable thereto; and (iv) each prepayment in respect of Loans made pursuant to a Borrowing shall be applied pro rata among such Loans.
                                         --- ----

     3.02 Mandatory Repayments. (a) On any day on which the aggregate
          --------------------
outstanding principal amount of Loans exceeds the Total Commitment as then in effect, the respective Borrowers shall prepay principal of Loans made to such Borrowers in an aggregate amount equal to such excess, provided that, in the event that such repayment is required as a result of a partial reduction in the Total Commitment, (x) the allocation of such required prepayment of Loans of the respective Borrowers shall be determined by the Borrowers or (y) in the absence of a determination by the Borrowers, the Operations Agent shall allocate such mandatory repayments to outstanding Loans in its discretion, with an eye toward, but no obligation to, minimize breakage costs owing pursuant to Section 1.11.

     (b) On any day on which the aggregate outstanding principal amount of Loans made to any Borrower exceeds the Borrowing Base of such Borrower as then in effect, such Borrower shall prepay principal of such Loans equal to such excess.

     (c) On any day upon which any Borrower has had any Loans in any principal amount outstanding for more than 45 consecutive days, such Borrower shall repay on such day all then outstanding Loans made to such Borrower, together with accrued interest thereon.

     (d) Notwithstanding anything to the contrary contained elsewhere in this Agreement, each Borrower promises to repay all then outstanding Revolving Loans in full on the Expiry Date, and each Borrower promises to repay all then outstanding Swingline Loans in full on the Swingline Expiry Date.

     3.03 Method and Place of Payment. Except as otherwise specifically provided
          ---------------------------
herein, all payments under this Agreement shall be made (or a federal reserve wire number delivered) to the Operations Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Operations Agent. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

     3.04 Net Payments. (a) All payments made by the Borrowers hereunder will be
          ------------
made without setoff, counterclaim or other defense. Except as provided in
Section 3.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the two succeeding sentences, taxes imposed on or measured by the net income or profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein), and any interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, each applicable Borrower agrees to pay the full amount of such Taxes levied in respect of the payments of such Borrower, and such additional amounts as may be necessary so that every payment of all amounts due from such Borrower under this Agreement, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein provided, however, that no such Borrower shall be required to increase any such amounts payable to any Bank (or assignee of such Bank) that is not organized under the laws of the United States if such Bank fails to comply with subsection (b) of this Section
3.04. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, then the applicable Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or profits of such Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located and for any withholding or income or similar taxes imposed by the United States of America as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrowers will furnish to the Operations Agent, within 45 days after the date the payment of any Taxes are due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Borrowers. The Borrowers agree to indemnify and hold harmless each Bank, and reimburse each Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

     (b) Each Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees
(i) to provide to the Borrowers and the Operations Agent, on or prior to the Effective Date, two original signed copies of Internal Revenue Service Form 4224 or Form 1001 certifying to such Bank's entitlement as of such date to an exemption from United States withholding tax with respect to payments to be made under this Agreement and (ii) (x) with respect to any such Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section
1.12 or 12.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), upon the date of such assignment or transfer to such Bank, and (y) with respect to any such Bank, from time to time upon the reasonable written request of the Borrowers or the Operations Agent after the Effective Date, such Bank will provide to the Borrowers and the Operations Agent two original signed copies of Internal Revenue Service Form 4224 or Form

1001 (or any successor forms) certifying to such Bank's entitlement as of such date to an exemption from, or reduction in, United States withholding tax with respect to payments to be made under this Agreement or it shall promptly notify the Borrowers and the Operations Agent of its inability as a result of a change in law or treaty to deliver any such form or certificate, in which case such Bank shall not be required to deliver any such form or certificate pursuant to this clause (b). Notwithstanding anything to the contrary contained in Section 3.04(a), but subject to the immediately succeeding sentence, the Borrowers shall be entitled, to the extent they are required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder (without any obligation to pay the respective Bank additional amounts with respect thereto) for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes and which has not provided to such Borrower such forms required to be provided to the Borrowers pursuant to the first sentence of this Section 3.04(b). Notwithstanding anything to the contrary contained in the preceding sentence and except as set forth in Section 12.04(b), each Borrower agrees to indemnify each Bank in the manner set forth in
Section 3.04(a) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes provided, however, that the Borrowers shall not be obligated to indemnify a Bank for any amount so withheld or deducted as a result of a failure of such Bank to comply with any certification, indemnification or other reporting requirements of this Section 3.04 if compliance with such requirements is a precondition to exemption from, or reduction in, United States withholding tax with respect to payments made under this Agreement, including without limitation, the delivery by such Bank of the forms specified in this Section 3.04(b); provided further, however, that the Borrowers' obligation to pay such additional amounts (other than amounts incurred as a result of such delay) shall be reinstated upon receipt of such forms specified in this Section 3.04(b) or evidence that action with respect to obtaining such exemption or reduction has been taken.

     (c) If the Borrowers are compelled to make the additional payments required by subsections (a) and (b) of this Section 3.04, the Borrowers are entitled to remove the Bank with respect to which such payment is made if such payment is in excess of additional payments charged by other Banks, provided that no Bank shall be removed unless and until all obligations owing to such Bank hereunder have been paid in full.

     (d) Any Bank claiming any additional amounts payable pursuant to this
Section 3.04 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to take any actions permissible if the taking of such action would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank including changing the jurisdiction of its lending office. If such additional amounts cannot be eliminated by such actions, the Borrowers shall have the right to replace the affected Bank hereunder with a Bank not so affected which is reasonably acceptable to the Agents and a majority of the remaining Banks upon payment to such affected Bank of outstanding principal, accrued interest and fees and all other amounts due pursuant to this Agreement, including any amounts payable hereunder. No replacement of a Bank shall be made pursuant hereto if, after giving affect thereto, any amount shall be owing to such replaced Bank.

     SECTION 4. Conditions Precedent to the Effective Date. The obligation of
                ------------------------------------------
each Bank to make Loans hereunder and the occurrence of the Effective Date are subject to the satisfaction of each of the following conditions:

     4.01 Execution of Agreement. On or prior to the Effective Date, this
          ----------------------
Agreement shall have been executed and delivered as provided in Section 12.10.

     4.02 Officers' Certificate. On the Effective Date, the Operations Agent
          ---------------------
shall have received a certificate dated the Effective Date signed on behalf of the Borrowers by any authorized officer of the Borrowers and attested to by any other authorized officer of the Borrowers, in the form of Exhibit B with appropriate insertions, together with copies of the Articles of Incorporation or Declaration of Trust and By-Laws of the Borrowers, the resolutions of the Borrowers referred to in such certificate and the Prospectuses, Statements of Additional Information, Investment Advisory Agreement and Custody Agreements of each of the Borrowers referred to in such certificate, and the foregoing shall be in form reasonably acceptable to the Agents.

     4.03 Opinion of Counsel. On the Effective Date, the Operations Agent shall
          ------------------
have received from the Chief Legal Officer of the Investment Adviser, an opinion addressed to the Agents and each of the Banks and dated the Effective Date covering the matters set forth in Exhibit C and such other matters incident to the transactions contemplated herein as the Agents may request.

     4.04 Proceedings; Etc. On the Effective Date, all corporate and legal
          ----------------
proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Agents and the Required Banks, and the Agents shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Agents reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

     4.05 Adverse Change; Etc. (a) On the Effective Date, nothing shall have
          -------------------
occurred (and the Banks shall not have become aware of any facts or conditions not previously known) which either Agent or the Required Banks shall determine has, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Agents or the Banks, or on the ability of any Borrower to perform its obligations to the Agents and the Banks under any Credit Document or which has, or could reasonably be expected to have, a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of any Borrower or the Borrowers taken as a whole.

     (b) On or prior to the Effective Date, all necessary governmental (domestic and foreign) and third party approvals, if any, in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated by the Credit Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the transactions contemplated by the Credit Documents or the making of any Loans.

     4.06 Litigation. On the Effective Date, no litigation by any entity
          ----------
(private or governmental) shall be pending or, to the knowledge of such Borrower, threatened with respect to this Agreement or any documentation executed in connection herewith or the transactions contemplated hereby, or which either Agent or the Required Banks shall determine could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of any Borrower or the Borrowers taken as a whole.

     4.07 Fees, Etc. On the Effective Date, the Borrowers shall have paid to the
          ---------
Agents and the Banks all costs, fees and expenses (including, without limitation, outside legal fees and expenses) payable to the Agents and the Banks to the extent then due.

     4.08 Existing Credit Facilities. (a) On the Effective Date, the commitments
          --------------------------
under the Existing Credit Facilities shall have been terminated, all loans thereunder shall have been repaid in full, together with all accrued and unpaid interest thereon, all accrued and unpaid fees thereon shall have been paid in full, all letters of credit (if any) issued thereunder shall have been terminated and all other amounts then owing pursuant to the Existing Credit Facilities shall have been repaid in full, and the Agents shall have received evidence in form, scope and substance reasonably satisfactory to them that the matters set forth in this Section 4.08(a) have been satisfied at such time.

     (b) On the Effective Date, all security interests and Liens created under the Existing Credit Facilities (if any) with respect to the capital stock of, and/or assets owned by, the Borrowers shall have been terminated and released, and the Agents shall have received all such releases as they may have requested, which releases shall be in form and substance reasonably satisfactory to the Agents.

     SECTION 5. Conditions Precedent to All Loans. No Loan shall be made to any
                ---------------------------------
Borrower hereunder unless the following conditions are satisfied:

     5.01 No Default; Representations and Warranties. At the time of each such
          ------------------------------------------
Loan and also after giving effect thereto (i) there shall exist no Default or Event of Default with respect to the Borrower receiving such Loan, (ii) the respective Borrower shall be in full compliance with the Investment Company Act (including, without limitation, Section 18 thereof), except such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of such Borrower and (iii) all representations and warranties by or with respect to such Borrower contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Loan (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

     5.02 Notice of Borrowing. Prior to the making of each Loan (other than a
          -------------------
Mandatory Borrowing), the Operations Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03.

     The acceptance of the proceeds of each Loan shall constitute a representation and warranty by the respective Borrower receiving such proceeds to the Banks that all the conditions specified in Section 4 and in Sections 5.01 and 5.02 and applicable to such Loan are satisfied as of that time. All of the certificates, legal opinions and other documents and papers referred to in
Section 4 and in Section 5, unless otherwise specified, shall be delivered to the Operations Agent at its Notice Office and shall be in form and substance reasonably satisfactory to the Agents.

     SECTION 6. Representations, Warranties and Agreements. In order to induce
                ------------------------------------------
the Banks to enter into this Agreement and to make the Loans, each of the Borrowers makes the following representations, warranties and agreements as to itself, all of which shall survive the execution and delivery of this Agreement and the making of the Loans, with the incurrence of each Loan on or after the Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects on and as of the Effective Date and on the date of each such Loan (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

     6.01 Corporate or Trust Status. Such Borrower (i) is a corporation or trust
          -------------------------
or a series of a corporation or trust which is duly organized and validly existing and in good standing under the laws of the jurisdiction of its establishment or incorporation, (ii) has the corporate or trust power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of such Borrower or the corporation or trust of which such Borrower is a series taken as a whole.

     6.02 Power and Authority. Such Borrower has the power and authority to
          -------------------
execute, deliver and perform the terms and provisions of each of the Credit Documents and has taken all necessary action (or such action has been taken on its behalf) to authorize the execution, delivery and performance by it of each of the Credit Documents. Such Borrower (or the corporation or trust of which it is a series) has duly executed and delivered each of the Credit Documents to which it is a party, and each of the Credit Documents constitutes (assuming due authorization and execution by the parties thereto other than the Borrowers) its legal, valid and binding obligation enforceable against it in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

     6.03 No Violation. Neither the execution, delivery or performance
          ------------
(including the incurrence of Loans hereunder) by such Borrower of any of the Credit Documents, nor compliance by such Borrower with the terms and provisions hereof and thereof, (i) will contravene any provision of any material law, statute, rule or regulation (including, without limitation, the Investment Company Act) or any order, writ, injunction or decree of any court or governmental instrumentality applicable to such Borrower, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Borrower pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument to which such Borrower is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate or conflict with the Investment Practices or any provision of the Articles of Incorporation or Declaration of Trust, as applicable, or By-Laws of such Borrower.

     6.04 Governmental Approvals. No order, consent, approval, license,
          ----------------------
authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Effective Date and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery or performance by such Borrower of any Credit Document to which it is a party or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

     6.05 Financial Statements; Financial Condition; Undisclosed Liabilities;
          -------------------------------------------------------------------
etc. (a) The financial statements, together with the notes and schedules
---
thereto, of such Borrower furnished to the Banks prior to the Effective Date present fairly the financial condition of such Borrower at the respective dates of such statements and the results of the operations of such Borrower for the period covered thereby. All such financial statements have been prepared in accordance with generally accepted accounting principles and practices in the U.S. consistently applied. As of the Effective Date, since the respective dates of such financial statements, there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of such Borrower, the corporation of which such Borrower is a series (if applicable), or, to the best knowledge of such Borrower, all of the Borrowers taken as a whole that would materially and adversely affect the ability of any Borrower to perform its obligations hereunder.

     (b) Except as fully disclosed in the financial statements delivered pursuant to Section 6.05(a) and open trading and shareholder redemption obligations incurred in the ordinary course of business, there were as of the Effective Date no liabilities or obligations with respect to such Borrower of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, would be material to such

Borrower. As of the Effective Date, except for open trading and shareholder redemption obligations incurred in the ordinary course of business, such Borrower knows of no basis for the assertion against it or any other Borrower of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 6.05(a) which, either individually or in the aggregate, could be material to any Borrower.

     6.06 Litigation. There are no actions, suits or proceedings pending or, to
          ----------
the best knowledge of such Borrower after due inquiry, threatened (i) with respect to any Credit Document or (ii) that would reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of such Borrower or the corporation of which such Borrower is a series (if applicable).

     6.07 True and Complete Disclosure. None of the factual information
          ----------------------------
furnished by or on behalf of such Borrower in writing to the Banks (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein, and no other such factual information (taken as a whole) hereafter furnished by or on behalf of such Borrower in writing to either Agent or any of the Banks, contains, on the date as of which such information is dated or certified, an untrue statement of a material fact or omits, on the date as of which such information is dated or certified, a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     6.08 Use of Proceeds; Margin Regulations. (a) The proceeds of all Loans
          -----------------------------------
shall be used by such Borrower to finance temporarily until settlement the sale or purchase of portfolio securities by such Borrower, the repurchase or redemption of shares of such Borrower, or for other temporary or emergency purposes consistent with such Borrower's Investment Practices.

     (b) Neither the making of any Loan nor the use of the proceeds thereof by such Borrower will violate or be inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

     6.09 ERISA. (a) Neither such Borrower nor any ERISA Affiliate of such
          -----
Borrower (other than the Investment Advisor) has ever maintained or contributed to or been obligated to contribute to any "employee benefit plan" (as defined in Section 3(3) of ERISA).

     (b) To the best knowledge of such Borrower after due inquiry, the Investment Advisor has never maintained or contributed to or been obligated to contribute to any "employee benefit plan" (as defined in Section 3(3) of ERISA) other than a Defined Contribution Plan. To the best knowledge of such Borrower after due inquiry, (i) each Defined Contribution Plan (and each related trust, insurance contract or fund) of the Investment Advisor is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code, (ii) each Defined Contribution Plan (and each related trust, if any) of the Investment Advisor which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code, (iii) all contributions required to be made with respect to a Defined Contribution Plan of the Investment Advisor have been timely made, (iv) the

Investment Advisor has not incurred any material liability to or on account of a Defined Contribution Plan pursuant to Section 409, 502(i) or 502(l) of ERISA or
Section 4975 of the Code nor does it expect to incur any such liability under any of the foregoing sections with respect to any Defined Contribution Plan, (v) no condition exists which presents a material risk to the Investment Advisor or any ERISA Affiliate of incurring a liability to or on account of a Defined Contribution Plan pursuant to the foregoing provisions of ERISA and the Code and
(vi) no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Defined Contribution Plan (other than routine claims for benefits) is pending, expected or threatened.

     6.10 Compliance with Statutes, Etc. Such Borrower is in compliance with (i)
          -----------------------------
all applicable statutes (including, without limitation, the Investment Company
Act), regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of such Borrower or the corporation or trust of which such Borrower is a series (if applicable), or any material adverse effect on the legality, validity or enforceability of this Agreement or any of the other Credit Documents and (ii) all investment policies and restrictions set forth in such Borrower's Articles of Incorporation or Declaration of Trust, By-Laws and Investment Practices in all material respects.

     6.11 Investment Company. Such Borrower is duly registered as an open-end
          ------------------
management investment company or is a series thereof under the Investment Company Act, and such registration has not been revoked or rescinded and is in full force and effect.

     6.12 Investment Adviser. The Investment Adviser is the Manager of such
          ------------------
Borrower and is duly registered as an investment adviser under the Investment Advisers Act, provided that, when not prohibited by law or regulation or by any other restriction (contractual or otherwise), and so long as no Default or Event of Default exists or would result therefrom, upon prior written notice to the Operations Agent, the Investment Adviser may delegate a successor Manager that is an affiliate of the Manager and which is also duly registered under the Investment Advisers Act.

     6.12 Affiliation with the Banks. Neither the respective Borrower nor any
          --------------------------
Affiliated Person of such Borrower is an Affiliated Person of any Bank.

     6.13 Senior Status. Except to the extent secured by Liens permitted by
          -------------
Section 8.01, the Indebtedness of each Borrower hereunder ranks pari passu with all other senior Indebtedness of the respective Borrower.

     6.14 Year 2000 Matters. Although such Borrower does not generally own or
          -----------------
operate systems which are susceptible to the Year 2000 Issue, such Borrower has been advised by its Manager, distributor, transfer agent and Custodian that each has been actively working on necessary changes to their computer systems to prepare for the Year 2000 Issue. As of the Effective Date, such Borrower and its directors have received, since early 1998, satisfactory quarterly reports from its principal service providers as to their preparations for the Year 2000 Issue.

     SECTION 7. Affirmative Covenants. Each Borrower covenants and agrees that
                ---------------------
on and after the Effective Date and until the Commitments have terminated and the Loans, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

     7.01 Information Covenants. Such Borrower will deliver, or cause to be
          ---------------------
delivered, to the Operations Agent with sufficient copies for each of the Banks:

     (a)  Semi-Annual and Annual Financial Statements. Within 75 days after the
          -------------------------------------------
close of each semi-annual and as soon as practicable but not more than 120 days after the close of each annual accounting period in each fiscal year of such Borrower, a statement of assets and liabilities and a statement of operations as of the end of such accounting period, in each case with respect to such Borrower and setting forth comparative figures applicable for the related periods in the prior fiscal year, all of which shall be certified by an officer of such Borrower, subject to normal year-end audit adjustments, together with, in the case of annual statements, a certification by an independent certified public accountant of recognized standing stating that its regular audit was conducted in accordance with generally accepted audit standards.

     (b)  Officer's Certificates. At the time of the delivery of the financial
          ----------------------
statements provided for in Section 7.01(a), a certificate of an officer of such Borrower to the effect that the representations and warranties by or with respect to such Borrower are true and correct in all material respects and no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof.

     (c)  Notice of Default or Litigation. Promptly, and in any event within
          -------------------------------
five Business Days after any executive officer of such Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default or (ii) any litigation or governmental investigation or proceeding pending (A) against any Borrower or Borrowers which could reasonably be expected to have a material adverse affect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of such Borrower or (B) with respect to any Credit Document.

     (d)  ERISA Reports. As soon as possible and, in any event, within twenty
          -------------
(20) days after such Borrower knows or has reason to know of the occurrence of any of the following, such Borrower will deliver to each of the Banks a certificate of an executive officer of such Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower or its ERISA Affiliates are required or propose to take, together with any notices required or proposed to be given to or filed with or by such Borrower, a Defined Contribution Plan participant or the Defined Contribution Plan administrator with respect thereto: (i) that any contribution required to be made with respect to a Defined Contribution Plan has not been timely made; (ii) that such Borrower will or may incur any liability with respect to a Defined Contribution Plan under Section 4975 of the Code or Section 409, 502(i) or 502(l) of ERISA; or

(iii) that such Borrower may incur any material liability pursuant to any Defined Contribution Plan.

     (e)  Other Reports and Filings. Promptly, copies of all financial
          -------------------------
information, proxy materials, prospectuses, statements of additional information, and other information and reports (including without limitation all information, material and reports filed or distributed pursuant to Section 30 of the Investment Company Act) which such Borrower shall deliver to their shareholders.

     (f)  Other Information. From time to time, such other information or
          -----------------
documents (financial or otherwise) with respect to such Borrower (including, without limitation, the investments of such Borrower) as any Bank may reasonably request in writing.

     7.02 Books, Records and Inspections. Such Borrower will keep proper books
          ------------------------------
of record and account with respect to its operations which reflect in all material respects the transactions to which it is a party in conformity with generally accepted accounting principles and applicable law. Such Borrower will permit officers and designated representatives of the Agents or any Bank to visit and inspect any of the properties of such Borrower, and to examine the books of account of such Borrower and discuss the affairs, finances and accounts of such Borrower with, and be advised as to the same by, its respective officers, and independent accountants, all at such reasonable times and intervals during normal business hours and, to the extent permissible under applicable banking regulations and auditing standards, upon reasonable advance notice and to such reasonable extent as either Agent or such Bank may request.

     7.03 Compliance with Statutes; Etc. Such Borrower will comply with all
          -----------------------------
applicable statutes (including, without limitation, the Investment Company Act), regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of such Borrower or the corporation or trust of which such Borrower is a series (if applicable), or any material adverse effect on the legality, validity or enforceability of this Agreement or any of the other Credit Documents.

     7.04 Investment Company. Such Borrower will at all times (i) be a
          ------------------
registered, open-end management investment company or a series thereof under the Investment Company Act and (ii) qualify and be treated as a regulated investment company under the Code.

     7.05 Compliance with Investment Practices. Such Borrower will at all times
          ------------------------------------
comply in all material respects with the investment policies and restrictions set forth in its Investment Practices.

     7.06 Compliance with Regulation U. Upon the request of any Bank, such
          ----------------------------
Borrower will furnish to any Bank such information as such Bank may reasonably require to determine compliance by such Borrower with Regulation U.

     7.07 Use of Proceeds. All proceeds of the Loans shall be used as provided
          ---------------
in Section 6.08(a).

     SECTION 8. Negative Covenants. Each Borrower covenants and agrees that on
                ------------------
and after the Effective Date and until the Commitments have terminated and the Loans, together with interest, Fees and all other Obligations incurred by such Borrower hereunder are paid in full:

     8.01 Liens. Such Borrower will not create, incur, assume or suffer to exist
          -----
any Lien upon or with respect to any of its property or assets (real or personal, tangible or intangible), whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets, assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute or execute any control agreement with respect to any of its property or assets; provided that the provisions of this Section 8.01 shall not prevent the creation, incurrence, assumption or existence of the following:

          (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

          (ii) Liens in respect of property or assets of such Borrower imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, mechanics', brokers' and custodians' liens and other similar Liens arising in the ordinary course of business and (a) which do not in the aggregate materially detract from the value of such Borrower's property or assets or materially impair the use thereof in the operation of the business of such Borrower or (b) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (iii) Hedging Agreements and Liens in respect thereof;

          (iv) Liens incurred by such Borrower in favor of such Borrower's Custodian; and

          (v) Liens incurred by such Borrower in the ordinary course of business in connection with portfolio investments to the extent such Liens are permitted by the provisions of such Borrower's Prospectus.

          8.02 Consolidation, Merger, Sale or Purchase of Assets, Etc. Such
               ------------------------------------------------------
Borrower will not wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or substantially all of their respective property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) all or substantially all of the property or assets of any Person (or agree to do any of the foregoing at any future time) without the consent of the Required Banks (which consent shall not be unreasonably withheld), except:

          (i) So long as no Default or Event of Default with respect to such Borrower has occurred and is continuing, or would result therefrom, such Borrower may merge with or into, or acquire all or substantially all the assets of, another Borrower so long as the surviving Borrower assumes all of the Obligations (including, without limitation, all indemnity obligations) of such non-surviving Borrower; and

          (ii) such Borrower may sell its assets and purchase investments, in each case in the ordinary course of business as described in such Borrower's Prospectus.

          8.03  Indebtedness. Such Borrower will not contract, create, incur,
                ------------
     assume or suffer to exist any Indebtedness, except:

          (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (ii) accrued expenses, deferred taxes and current trade accounts payable, in each case incurred in the ordinary course of business;

          (iii) Indebtedness in favor of such Borrower's Custodian consisting of extensions of credit from the Custodian in the ordinary course of business;

          (iv) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as judgments or awards do not constitute an Event of Default and so long as execution is not levied thereunder or in respect of which such Borrower (A) shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review or (B) shall have obtained a performance bond and Indebtedness in respect of such performance bond; and

          (v) Indebtedness (other than Indebtedness for borrowed money) arising in connection with any other transaction permissible under the Investment Company Act and such Borrower's investment objectives and fundamental investment restrictions, including, but not limited to, Reverse Repurchase Agreements, mortgage dollar rolls, delayed delivery transactions (provided that the assets with respect thereto are segregated), when-issued securities (provided that the assets with respect thereto are segregated) and loans from other Borrowers or any other Borrower; provided that (x) Indebtedness of such Borrower pursuant to Reverse Repurchase Agreements shall not exceed 5.0% of such Borrower's total net asset value and (y) all such Indebtedness incurred by such Borrower pursuant to this clause (v) shall not exceed in the aggregate 50% of such Borrower's Asset Coverage Numerator.

Notwithstanding anything to the contrary contained in this Agreement, in no event shall such Borrower contract, create, incur, assume or suffer to exist any Senior Securities other than the Loans pursuant to this Agreement.

          8.04 Restriction on Issuance of Capital Stock. No Borrower will issue
               ----------------------------------------
any preferred stock which would constitute a senior security under the Investment Company Act.

          8.05 Modifications of Investment Practices, Articles of Incorporation,
               ----------------------------------------------------------------
By-Laws and Certain Other Agreements. Such Borrower will not amend or modify, or
------------------------------------
permit the amendment or modification of, (i) such Borrower's Investment Practices in any material respect, (ii) such Borrower's Articles of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or Declaration of Trust, as applicable, or By-Laws, or any agreement entered into by it with respect to its capital stock, or enter into any new agreement with respect to its capital stock or (iii) its Investment Advisory Agreement or the Custody Agreements other than any amendments or modifications pursuant to clauses (ii) or (iii) of this Section
8.05 which are not materially adverse to the interests of the Banks.

          8.06 Business. Such Borrower will not engage (directly or indirectly)
               --------
in any business other than the business in which such Borrower is engaged on the Effective Date and other businesses reasonably related thereto.

          8.07 ERISA. Such Borrower will not, or will not permit any ERISA
               -----
Affiliate (other than the Investment Advisor) to maintain or contribute or become obligated to contribute to any "employee benefit plan" (as defined in Section 3(3) of ERISA) or "plan".

          8.08 Affiliated Person. Neither such Borrower nor any Affiliated
               -----------------
Person of such Borrower will directly or indirectly own, control or hold with power to vote 5% or more of the outstanding voting securities of (or otherwise be or become an Affiliated Person of) any Agent or any Bank.

          8.09 Asset Coverage Ratio. (i) No Borrower (other than a Specified
               --------------------
Borrower) shall at any time permit its Asset Coverage Ratio to be less than 3.0:1.0 or such greater ratio as is provided in such Borrower's Prospectus and
(ii) no Specified Borrower shall at any time permit its Asset Coverage Ratio to be less than 4.0:1.0 or such greater ratio as is provided in such Specified Borrower's Prospectus.

          SECTION 9. Events of Default. If at any time any of the following
                     -----------------
specified events (each an "Event of Default") shall be in effect with respect to a Borrower:

          9.01 Payments. Such Borrower shall (i) default in the payment when due
               --------
of any principal of any Loan or (ii) default, and such default shall continue unremedied for two or more Business Days, in the payment when due of any interest on any Loan, or any Fees or any other amounts owing under this Agreement or with respect to any Loan other than as covered above in clauses (i) and (ii); or

          9.02 Representations; Etc. Any representation, warranty or statement
               --------------------
made by such Borrower herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

     9.03 Covenants. Such Borrower shall (i) default in the due performance or
          ---------
observance by it of any term, covenant or agreement contained in Section 7.01(c), 7.04, 7.05, 7.07 or Section 8, other than Section 8.09; (ii) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.09 and such default shall continue unremedied for a period of three days; or (iii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to such Borrower by the Operations Agent or any Bank; or

     9.04 Default Under Other Agreements. Such Borrower shall (i) default in any
          ------------------------------
payment of any Indebtedness (other than the Obligations) having an aggregate principal amount in excess of $5,000,000, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness having an aggregate principal amount in excess of $5,000,000, or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity;

     9.05 Bankruptcy; Etc. Such Borrower or any corporation or trust of which
          ---------------
such Borrower is a series shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy", as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against such Borrower or any corporation or trust of which such Borrower is a series, and the petition is not controverted within 10 days, or shall continue in effect unstayed for any period of 60 consecutive days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of such Borrower or any corporation or trust of which such Borrower is a series, or such Borrower or any corporation or trust of which such Borrower is a series commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to such Borrower or any corporation or trust of which such Borrower is a series, or there is commenced against such Borrower or any corporation or trust of which such Borrower is a series any such proceeding which shall continue in effect unstayed for any period of 60 consecutive days, or such Borrower or any corporation or trust of which such Borrower is a series is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or such Borrower or any corporation or trust of which such Borrower is a series suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 consecutive days; or such Borrower or any corporation or trust of which such Borrower is a series makes a general assignment for the benefit of creditors; or any corporate or trust action is taken by such Borrower or any corporation or trust of which such Borrower is a series for the purpose of effecting any of the foregoing; or

     9.06 Judgments. One or more judgments or decrees shall be entered against
          ---------
such Borrower (whether or not other Borrowers are parties thereto) involving a liability (not fully covered by a reputable and solvent insurance company or otherwise paid or discharged) in the aggregate amount of $5,000,000 and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days; or

     9.07 Investment Adviser. (i) The Investment Adviser shall cease to be such
          ------------------
Borrower's Manager, except to the extent the Operations Agent has received prior notice of the appointment of a successor Manager that is an affiliate of the Investment Adviser or (ii) any Investment Advisory Agreement with such Borrower shall cease to be in full force and effect or the Investment Adviser shall deny or disaffirm any material obligations to be performed by it under any Investment Advisory Agreement with such Borrower or shall default in the performance of any of its obligations thereunder; or

     9.08 Custody Agreement. Any Custody Agreement with such Borrower shall
          -----------------
cease to be in full force and effect, or such Borrower or the Custodian shall have given notice, pursuant to any Custody Agreement, of the termination of such Custody Agreement, except in either case to the extent the Banks have received prior notice of the appointment of a successor custodian that is a bank or trust company organized under the laws of the U.S. having assets under custody of at least $10,000,000,000 and a long-term debt rating of not less than A from a recognized rating organization and such successor Custodian has entered into an agreement that is in all material respects the same as such Custody Agreement immediately prior to the termination thereof or otherwise in form and substance satisfactory to the Agents;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Operations Agent, upon the written request of the Required Banks, shall by written notice to such Borrower, take any or all of the following actions, without prejudice to the rights of the Operations Agent or any Bank to enforce its claims against such Borrower (provided, that, if an Event of Default specified in Section 9.05 shall occur, the result which would occur upon the giving of written notice by the Operations Agent to such Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment with respect to such Borrower terminated, whereupon the Total Commitment with respect to such Borrower shall forthwith terminate immediately and any accrued but unpaid Commitment Fee owing by such Borrower shall forthwith become due and payable without any other notice of any kind; and (ii) declare the principal of and any accrued interest in respect of all Loans, and all other Obligations owing from such Borrower hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

     SECTION 10. Definitions and Accounting Terms.

     10.01 Defined Terms. As used in this Agreement, the following terms shall
           -------------
have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Additional Borrower" shall have the meaning provided in Section 1.14.

     "Additional Borrower Request" shall have the meaning provided in Section 1.14.

     "Administrative Agent" shall mean Deutsche Bank AG, acting through its New York Branch, in its capacity as Administrative Agent.

     "Affiliated Person" shall have the meaning provided in the Investment Company Act.

     "Agents" shall mean, collectively, the Operations Agent and the Administrative Agent.

     "Agreement" shall mean this Credit Agreement, as modified, supplemented or amended from time to time.

     "Applicable Margin" shall mean (i) in the case of Loans maintained as Base Rate Loans, 0% and (ii) in the case of Loans maintained as Fixed Rate Loans, 0.375%.

     "Asset Coverage Denominator" shall mean, at any time with respect to any Borrower, the aggregate amount of Senior Securities (including in any event all Loans hereunder) representing Indebtedness of such Borrower at such time, determined in accordance with Section 18 of the Investment Company Act.

     "Asset Coverage Numerator" shall mean, at any time with respect to any Borrower, the total value of the investments and other assets of such Borrower, less all liabilities and Indebtedness of such Borrower not represented by Senior Securities, all determined in accordance with Section 18 of the Investment Company Act, provided that for purposes of this Agreement (i) in no event shall the total value of the investments and other assets of such Borrower as so calculated exceed such total value as would be determined in computing net asset value as described in the relevant Prospectus and (ii) in no event shall the liabilities and Indebtedness (other than Senior Securities) of such Borrower be less than the respective liabilities attributed to such Borrower for purposes of calculating net asset value as described in such Borrower's Prospectus.

     "Asset Coverage Ratio" shall mean, at any time with respect to any Borrower, the ratio of the Asset Coverage Numerator for such Borrower at such time to the Asset Coverage Denominator for such Borrower at such time.

     "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit D (appropriately completed).

     "Bank" shall mean each financial institution listed on Schedule II, as well as any Person which becomes a "Bank" hereunder pursuant to Section 12.04(b).

     "Bankruptcy Code" shall have the meaning provided in Section 9.05.

     "Base Rate" at any time shall mean the higher of (i) 0.25% in excess of the Federal Funds Rate and (ii) the Prime Lending Rate.

     "Base Rate Loan" shall mean each Loan designated or deemed designated as such by the respective Borrower at the time of the incurrence thereof or conversion thereto.

     "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

     "Borrowing" shall mean and include the borrowing of one Type of Loan from all the Banks on a given date (or resulting from a conversion or conversions on such date) having in the case of Fixed Rate Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Fixed Rate Loans.

     "Borrowing Base" shall mean, at any time for each Borrower, an amount equal to the lesser of (i) 33 1/3% of the current market value of the total assets contained in such Borrower's portfolio determined daily according to independent pricing sources and (ii) any explicit maximum borrowing amount then specified by such Borrower's Prospectus.

     "Business Day" shall mean (i) for all purposes other than as covered by clauses (ii) and (iii) below, any day except Saturday, Sunday and any day which shall be in New York City or Boston a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close, (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Fixed Rate Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the domestic or London (as the case may be) interbank Eurodollar market and (iii) with respect to the Asset Coverage Ratio information required to be delivered in each Notice of Borrowing, any day on which the respective Borrower's net asset value is required to be calculated in accordance with its Prospectus as in effect on the Effective Date.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

     "Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule II directly below the column entitled "Commitment", as same may be (i) reduced from time to time pursuant to Sections 2.02 and/or 9 or
(ii) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 12.04(b).

     "Commitment Fee" shall have the meaning provided in Section 2.01(a).

     "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, lease, dividend or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or
(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     "Credit Documents" shall mean this Agreement and any other documents executed and delivered in connection herewith.

     "Credit Event" shall mean the making of a Loan.

     "Custodian" shall mean State Street Bank and Trust Company or any successor Custodian appointed pursuant to the requirements of Section 9.08.

     "Custody Agreements" shall mean the custody agreements listed on Schedule IV hereto, as amended from time to time in accordance with the terms hereof and thereof and any similar agreements with any successor Custodian to the extent such agreements meet the requirements of Section 9.08.

     "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "Defined Contribution Plan" shall mean any pension plan as defined in
Section 3(34) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute) the Investment Advisor or any Borrower.

     "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

     "Effective Date" shall have the meaning provided in Section 12.10.

     "Eligible Transferee" shall mean and include any bank (as defined in the Investment Company Act); provided that no Affiliated Person of any Borrower and no Affiliated Person of such an Affiliated Person of any Borrower shall be an Eligible Transferee.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

     "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with any Borrower would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

     "Event of Default" shall have the meaning provided in Section 9.

     "Existing Credit Facilities" shall mean the Credit Agreement, dated as of December 19, 1997, between the Prudential Series Fund and Deutsche Bank and any other "redemption facility" to which any Borrower is a party.

     "Expiry Date" shall mean March 10, 2000 or such date to which the Expiry Date may be extended in accordance with Section 1.13 of this Agreement.

     "Extension Request" has the meaning provided in Section 1.13.

     "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Operations Agent from three Federal Funds brokers of recognized standing selected by the Operations Agent.

     "Fees" shall mean all amounts payable pursuant to or referred to in Section 2.01.

     "Fixed Rate Loan" shall mean collectively IBOR Loans and LIBOR Loans.

     "Hedging Agreement" shall mean any financial futures contracts, agreement to purchase and sell (or write) exchange listed or over-the-counter put and call options on securities, fixed income indices and securities indices, Interest Rate Protection Agreements, foreign exchange contracts, currency swap agreements or other similar agreements or arrangements, Repurchase Agreements, Reverse Repurchase Agreements or any other securities or financial instruments or arrangements with a leveraging effect created in the ordinary course of the investment process or operations of any Borrower to the extent permitted by such Borrower's Investment Practices.

     "IBOR" shall mean (i) the average of the offered quotations to the Operations Agent and the Administrative Agent in the domestic interbank Eurodollar market for Dollar deposits of amounts in immediately available funds comparable to the principal amount of the IBOR Loan of the Agents for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such IBOR Loan determined as of 12:00 Noon (or in the case of a Swingline Loan, 3:00 P.M.) (New York time) on the date which is the commencement of such Interest Period, divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve system in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

     "IBOR Loan" shall mean each Loan designated as such by the respective Borrower at the time of the incurrence thereof or conversion thereto bearing interest at the rates provided in Section 1.08(c).

     "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services,
(ii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi), (vii) or (viii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, (vii) borrowings of securities by such Person and (viii) all obligations under any Hedging Agreement or under any similar type of agreement.

     "Interest Determination Date" shall mean, (i) with respect to any LIBOR Loan, the second Business Day prior to the commencement of any Interest Period relating to such LIBOR Loan and (ii) with respect to any IBOR Loan, the Business Day which is the commencement of any Interest Period relating to such IBOR Loan.

     "Interest Period" shall have the meaning provided in Section 1.09.

     "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

     "Investment Adviser" shall mean Prudential Investment Fund Management LLC.

     "Investment Advisers Act" shall mean the Investment Advisers Act of 1940, as amended, including the rules and regulations promulgated thereunder.

     "Investment Advisory Agreement" shall mean the Investment Advisory Agreements, listed on Schedule V hereto.

     "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, including the rules and regulations promulgated thereunder.

     "Investment Practices" shall mean the investment objectives and fundamental investment policies and restrictions of a respective Borrower as set forth in such Borrower's Prospectus.

     "LIBOR" shall mean with respect to each Interest Period for a LIBOR Loan,
(i) the offered rate (rounded upward to the nearest 1/16 of one percent) for deposits of Dollars for a period equivalent to such Interest Period at or about 11:00 A.M. (London time) on the second Business Day before the first day of such Interest Period that is displayed on Telerate page 3750 (British Bankers' Association Interest Settlement Rates) (or such other page as may replace such page 3750 on such system or on any other system of the information vendor for the time being designated by the British Bankers' Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers' Association's Recommended Terms and Conditions ("BBAIRS" terms) dated August 1985)), provided that if on such date no such rate is so displayed, the Eurodollar Rate for such period shall be the rate quoted to the Operations Agent as the offered rate for deposits of Dollars in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to such period by prime banks in the London interbank market at or about 11:00 A.M. (London time) on the second Banking Day before the first day of such period, divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

     "LIBOR Loan" shall mean each Loan designated as such by the respective Borrower at the time of the making thereof or conversion thereto bearing interest at the rates provided in Section 1.08(b).

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

     "Loan" shall mean each Revolving Loan and each Swingline Loan.

     "Mandatory Borrowing" shall have the meaning provided in Section 1.01(c).

     "Manager" shall mean as to each Borrower, the "Manager" as defined in such Borrower's Prospectus on the Effective Date.

     "Margin Stock" shall have the meaning provided in Regulations T, U and X.

     "Maximum Swingline Amount" shall mean $50,000,000.

     "Notice of Borrowing" shall have the meaning provided in Section 1.03.

     "Notice of Conversion" shall have the meaning provided in Section 1.06.

     "Notice Office" shall mean the office of the Operations Agent located at 225 Franklin Street, Boston, MA 02210, Attention: Michelle C. Murphy, or such other office as the Operations Agent may hereafter designate in writing as such to the other parties hereto.

     "Obligations" shall mean all amounts owing to the Agents or any Bank pursuant to the terms of this Agreement or any other Credit Document.

     "Operations Agent" shall mean State Street Bank and Trust Company in its capacity as operations agent for the Banks, and shall include any successor to the Operations Agent appointed pursuant to Section 11.08.

     "Payment Office" shall mean the office of the Operations Agent located at 225 Franklin Street, Boston, MA 02210, Attention: Broker Loan Operations,
Reference: Prudential Funds, or such other office as the Operations Agent may hereafter designate in writing as such to the other parties hereto.

     "Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Commitment of such Bank at such time and the denominator of which is the Total Commitment at such time; provided that if a Percentage of any Bank is to be determined after the Total Commitment has been terminated, then the Percentage of such Bank shall be determined immediately prior (and without giving effect) to such termination.

     "Person" shall mean any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

     "Prime Lending Rate" shall mean the rate which the Operations Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Operations Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

     "Prospectus" shall mean each Borrower's prospectus, in each case together with any Statement of Additional Information incorporated therein and as supplemented, amended or modified from time to time in accordance with the provisions of this Agreement.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

     "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

     "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

     "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

     "Repurchase Agreement" shall mean any agreement to purchase an asset presently and then to sell such asset to any other Person in the future.

     "Requested Extension Effective Date" shall have the meaning provided in
Section 1.13.

     "Required Banks" shall mean Banks, the sum of whose outstanding Commitments (or after the termination thereof, the total outstanding Loans) at such time exceeds 50% of the Total Commitment (or after the termination thereof, the total outstanding Loans).

     "Reverse Repurchase Agreement" shall mean any agreement to sell an asset presently and then to repurchase such asset in the future.

     "Revolving Loan" shall have the meaning set forth in Section 1.01.

     "Senior Securities" shall have the meaning ascribed to such term in Section 18 of the Investment Company Act.

     "Specified Borrower" shall mean each of Prudential High Yield Total Return Fund, Prudential Developing Markets Equity Fund, Prudential Latin America Equity Fund and Prudential Distressed Securities Fund.

     "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

     "Swingline Bank" shall mean State Street Bank and Trust Company.

     "Swingline Expiry Date" shall mean the date which is seven Business Days prior to the Expiry Date.

     "Swingline Loan" shall have the meaning provided in Section 1.01(b).

     "Taxes" shall have the meaning provided in Section 3.04(a).

     "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks.

     "Total Unutilized Commitment" shall mean, at any time, an amount equal to the remainder of (i) the Total Commitment at such time less (ii) the aggregate principal amount of Loans then outstanding, provided that, for purposes of calculating the Commitment Fee pursuant to Section 2.01(a), "Total Unutilized Commitment" shall mean an amount equal to the remainder of (i) the Total Commitment at such time less (ii) the aggregate principal amount of Revolving Loans then outstanding.

     "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Fixed Rate Loan.
                           -----

     "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

     "United States" and "U.S." shall each mean the United States of America.

     "Year 2000 Issue" shall mean the failure of computer software and hardware systems and equipment containing embedded computer chips to properly receive, transmit, process, manipulate, store, retrieve, re-transmit or otherwise use data and information due to the occurrence of the year 2000 or the inclusion of dates on or after January 1, 2000.

     SECTION 11. The Agents.
                 ----------

     11.01 Appointment. The Banks hereby designate State Street Bank and Trust
           -----------
Company as Operations Agent and Deutsche Bank AG, New York Branch, as Administrative Agent to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes the Agents to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agents may perform any of their duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

     11.02 Nature of Duties. The Agents shall not have any duties or
           ----------------
responsibilities except those expressly set forth in this Agreement and the other Credit Documents. None of the Agents nor any of their respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agents shall be mechanical and administrative in nature; the Agents shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agents any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

     11.03 Lack of Reliance on the Agents. Independently and without reliance
           ------------------------------
upon the Agents, each Bank, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrowers in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrowers and, except as expressly provided in this Agreement, the Agents shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter. The Agents shall not be responsible to any Bank for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of any Borrower or Borrowers, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of any Borrower or Borrowers, or the existence or possible existence of any Default or Event of Default.

     11.04 Certain Rights of the Agents. If any Agent shall request instructions
           ----------------------------
from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Banks; and the Agents shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank shall have any right of action whatsoever against the Agents as a result of the Agents acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

     11.05 Reliance. The Agents shall be entitled to rely, and shall be fully
           --------
protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Agents.

     11.06 Indemnification. To the extent the Agents are not reimbursed and
           ---------------
indemnified by the Borrowers, the Banks will reimburse and indemnify the Agents, in proportion to their respective Percentages, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agents in performing their respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct.

     11.07 The Agents in their Individual Capacities. With respect to their
           -----------------------------------------
respective obligations to make Loans under this Agreement, the Agents shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks", "Required Banks" or any similar terms shall, unless the context clearly otherwise indicates, include the Agents in their individual capacities. The Agents may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrowers or any affiliate of a Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower or any affiliate of a Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

     11.08 Resignation by the Agents. (a) Either Agent may resign from the
           -------------------------
performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrowers and the Banks. Such resignation by the Operations Agent shall take effect upon the appointment of a successor Operations Agent pursuant to Sections 11.08(b) and (c) below or as otherwise provided in this Agreement.

     (b) Upon any such notice of resignation, the Banks shall appoint a successor Operations Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrowers (it being understood and agreed that any Bank is deemed to be acceptable to the Borrowers).

     (c) If a successor Operations Agent shall not have been so appointed within such 15 Business Day period, the Operations Agent, with the consent of the Borrowers (such consent not to be unreasonably withheld), shall then appoint a successor Operations Agent who shall serve as Operations Agent hereunder or thereunder until such time, if any, as the Banks appoint a successor Operations Agent as provided in Section 11.08(b).

     (d)   If no successor Operations Agent has been appointed pursuant to
Section 11.08(b) or 11.08(c) by the 20th Business Day after the date such notice of resignation was given by the Operations Agent, the Operations Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Operations Agent hereunder and/or under any other Credit Document until such time, if any, as the Banks appoint a successor Operations Agent as provided in Section 11.08(b).

     (e)   Upon the resignation of the Administrative Agent pursuant to clause
(a) above, the Operations Agent at such time shall assume all of the duties and functions of the Administrative Agent.

     SECTION 12. Miscellaneous.
                 -------------

     12.01 Payment of Expenses, Indemnification, Etc. The Borrowers shall: (i)
           -----------------------------------------
whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agents (including, without limitation, the reasonable fees, costs and disbursements of White & Case LLP) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Agents in connection with their syndication efforts with respect to this Agreement and of the Agents and each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agents and for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify the Agents and each Bank, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions or any other environmental claims), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not such Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any of the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents; provided that the Borrowers shall have no obligation under this Section 12.01 to the Agents or any Bank with respect to any liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements to the extent arising from the gross negligence or willful misconduct of the Person to be indemnified. To the extent that the undertaking to indemnify, pay or hold harmless any Person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. Each Borrower's obligations under this Section 12.01 are several and not joint, with such obligations to be allocated to each Borrower pro rata based on the relative asset size of the Borrowers (or, upon prior written notice to the Agents, based on such other method acceptable to the Agents as the Investment Advisor shall determine in compliance with the Investment Company Act).

     12.02 Right of Setoff. In addition to any rights now or hereafter granted
           ---------------
under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the defaulting Borrower, the Investment Adviser or any other Person, any such notice being hereby expressly waived, to setoff and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of such defaulting Borrower against and on account of the Obligations and liabilities of such defaulting Borrower to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder. Each Bank agrees to promptly notify the relevant Borrower after the exercise by such Bank of any right of setoff; provided that any failure on the part of any Bank to so notify such Borrower
--------
shall not affect the validity of such setoff.

     12.03 Notices. Except as otherwise expressly provided herein, all notices
           -------
and other communications provided for hereunder shall be in writing (including facsimile, telegraphic, telex, telecopier or cable communication) and mailed by overnight delivery, faxed, telegraphed, telexed, telecopied, cabled or delivered: if to the Borrowers, at Prudential Investments Fund Management LLC, 100 Mulberry Street, Gateway Center 3, Newark, NJ 07102-4077, Attention: Grace Torres; if to a Bank or the Administrative Agent, at such party's address specified opposite its name on Schedule III; if to the Operations Agent, at its Notice Office; or, as to the Borrowers or the Operations Agents, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to any Bank or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the Borrowers and the Operations Agent. All such notices and communications shall, when mailed by overnight delivery, faxed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by facsimile, telex or telecopier, except that notices and communications to the Operations Agent shall not be effective until received by the Operations Agent.

     12.04 Benefit of Agreement. (a) This Agreement shall be binding upon and
           --------------------
inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that no Borrower may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of each of the Banks and, provided further, that although any Bank may transfer, assign or grant participations in its rights as provided hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitment hereunder except as provided in Section 12.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would extend the final scheduled maturity of any Loan in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in the Total Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof). In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Bank had not sold such participation. Notwithstanding the foregoing, so long as no Default or Event of Default exists and is continuing, without the prior written consent of the Borrowers, no Bank may grant a participation in its rights hereunder to any participant which owns a majority interest in a mutual fund company with assets under management of greater than $15,000,000,000.

     (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Commitment and related outstanding Obligations hereunder to its parent company and/or any affiliate of such Bank or to one or more Banks, provided that any such assignee is an Eligible Transferee or (y) assign all or a portion of such Commitment to one or more Eligible Transferees, acceptable to the Agents, each of which assignees shall become party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that (i) at such time Schedule II shall be deemed modified to reflect the Commitments of such new Bank and of the existing Banks, (ii) the consent of the Agents shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) above,
(iii) so long as no Default or Event of Default exists and is continuing, the written consent of each Borrower shall be required in connection with any assignment pursuant to clause (y) above, which consent shall not be unreasonably withheld or delayed, except that such consent will not be deemed unreasonably withheld or delayed if the Borrowers reasonably believe that the proposed assignee is a competitor of the Prudential Family of Funds, (iv) no consent shall be required in connection with any assignment pursuant to clause (x) above unless the Borrowers reasonably believe that the proposed assignee is a competitor of the Prudential Family of Funds, (v) assignments shall be in minimum amounts of $5,000,000 and (vi) the Operations Agent shall receive, at the time of each such assignment, from the assigning or assignor Bank, the payment of a non-refundable fee of $3,500. To the extent of any assignment pursuant to this Section 12.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitment. At the time of each assignment pursuant to this Section 12.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes, the respective assignee Bank shall, to the extent legally entitled to do so, provide to the Borrowers the forms described in clause (ii) of Section 3.04(b). To the extent that an assignment of all or any portion of a Bank's Commitment and related outstanding Obligations pursuant to this Section 12.04(b) would, at the time of such assignment, result in increased costs under this Agreement, including under Section 1.10, 1.11 or 3.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

     (c) Notwithstanding anything to the contrary contained in this Section 12.04, in connection with any participation or assignment the respective Bank granting the assignment or participation shall (i), in the agreement with respect thereto, obtain a representation from the participant or assignee to the effect that it is not an Affiliated Person of the Investment Adviser or any Borrower, or an Affiliated Person of such an Affiliated Person of the Investment Adviser or any Borrower and (ii) inform such Person in writing that its review of all non-public information made available to such Person is subject to the confidentiality provisions contained in Section 12.16 of this Agreement.

     (d) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank, provided that no such pledge shall release the pledgor Bank from its obligations hereunder.

     12.05 No Waiver; Remedies Cumulative. No failure or delay on the part of
           ------------------------------
the Agents or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Investment Adviser and/or the Borrowers and the Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document, unless expressly provided otherwise, are cumulative and not exclusive of any rights, powers or remedies which the Agents or any Bank would otherwise have. No notice to or demand on any Borrower or the Investment Adviser shall in any case entitle any Borrower or the Investment Adviser to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agents or any Bank to any other or further action in any circumstances without notice or demand.

     12.06 Payments Pro Rata. (a) Except as otherwise provided in this
           -----------------
Agreement, the Operations Agent agrees that promptly after its receipt of each payment from or on behalf of any Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment)
                                           --- ----
pro rata based upon their respective shares, if any, of the Obligations with
--- ----
respect to which such payment was received.

     (b) Each of the Banks agrees that if it receives any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Commitment Fee, and which is in a greater proportion (relative to the amount then owed all Banks) than the amount received at the time by all other Banks, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Borrowers to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     12.07 Calculations; Computations. (a) The financial statements to be
           --------------------------
furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the relevant Borrower to the Banks); provided, however, that, except as otherwise specifically provided herein, all computations determining compliance with Section 8 shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Banks pursuant to Section 6.05(a).

     (b) All computations of interest and Commitment Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Commitment Fees are payable.

     12.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY
           ----------------------------------------------------------------
TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND
-----
OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE BORROWERS HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT SUCH COURTS LACK JURISDICTION OVER SUCH PERSON, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH BORROWER. EACH OF THE BORROWERS FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, WITH RETURN RECEIPT REQUESTED, TO SUCH PERSON AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER RECEIPT. EACH OF THE BORROWERS TO THE EXTENT PERMITTED BY LAW HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED UNDER THIS AGREEMENT OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS UNDER THIS AGREEMENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY TO THIS AGREEMENT IN ANY OTHER JURISDICTION.

     (b) TO THE EXTENT PERMITTED BY LAW, EACH OF THE BORROWERS HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT

MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     12.09 Counterparts. This Agreement may be executed in any number of
           ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrowers at their office for delivery or notices, the Agents and each of the Banks.

     12.10 Effectiveness. This Agreement shall become effective on the date (the
           -------------
"Effective Date") on which each Borrower and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Operations Agent at its Notice Office or, in the case of the Banks, shall have given to the Operations Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it and each of the conditions set forth in
Section 4 have been satisfied or waived. The Operations Agent will give the Borrowers and each Bank prompt notice of the occurrence of the Effective Date.

     12.11 Table of Contents and Headings Descriptive. The table of contents and
           ------------------------------------------
the headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     12.12 Amendment or Waiver; Etc. Neither this Agreement nor any other Credit
           ------------------------
Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by each Borrower and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof, (ii) amend, modify or waive any provision of Section 1.13, Section 1.14 or this Section 12.12, (iii) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Commitments are included on the Effective Date) or
(iv) consent to the assignment
or transfer by any Borrower of any of its respective rights or obligations under this Agreement or any Credit Document; provided further, that no such change, waiver, discharge or termination shall (i) increase the Total Commitment of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of the Commitment of any Bank shall not constitute an increase in the Commitment of such Bank) or (ii) without the consent of the Agents, amend, modify or waive any provision of Section 11 as same applies to the Agents or any other provision as same relates to the rights or obligations of an Agent.

     12.13 Survival. All indemnities set forth herein including, without
           --------
limitation, in Sections 1.10, 1.11, 3.04, 12.01 and 12.06 shall survive the execution, delivery and termination of this Agreement and the making and repayment of the Loans.

     12.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to
           -----------------
or for the account of any office, Subsidiary or affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 12.14 would, at the time of such transfer, result in increased under this Agreement, including costs under
Section 1.10, 1.11 or 3.04 from those being charged by the respective Bank prior to such transfer, then the relevant Borrower shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type above resulting from changes after the date of the respective transfer).

     12.15 Limited Recourse. (a) Anything contained in this Agreement to the
           ----------------
contrary notwithstanding, the agreements as set forth in this Agreement between each Borrower and the Agents and Banks shall be several, separate and distinct from those between each other Borrower and the Agents and Banks, and the Obligations of each Borrower shall be repaid solely from the assets of such Borrower. The Banks agree that repayment of the Obligations of a Borrower is without recourse to the assets of any other Borrower. If such Borrower is a corporation or trust, then the Banks may look solely to the assets of that corporation or trust for repayment of the Obligations. If such Borrower is a series of a corporation or trust, then the Banks may look solely to the assets of that series of the corporation or trust and not to any other assets of the corporation or trust of which it is a series.

     (b) The parties hereto agree that, with respect to the obligations of any Borrower which is a trust or a series of a trust, (i) the officers, trustees and shareholders of such trust or series of a trust shall have no personal liability in their capacity as officer, trustee or shareholder of such trust or series of a trust and (ii) the Banks shall have no recourse to the personal assets or property of any officer, trustee or shareholder of such trust; provided that nothing in this clause (b) shall limit the recourse of the Banks to any assets or property of any trust or any series of a trust.

     12.16 Confidentiality. (a) Subject to the provisions of clause (b) of this
           ---------------
Section 12.16, each Bank agrees that it shall not disclose without the prior consent of a Borrower (other than to its employees, auditors, advisors or counsel or to another Bank), and shall use solely for the purpose of analyzing the financial condition of the Borrowers, any information with respect to such Borrower which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is material non-public information of any Borrower, provided that any Bank may disclose such information (i) as has become generally available to the public,
(ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having jurisdiction over such Bank such as the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect of any summons or subpoena binding upon it or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Bank, (v) to any of the Agents and (vi) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation in any of the Commitments or any interest therein by such Bank, provided that such prospective transferee agrees to be bound by the provisions of this Section 12.16.

     (b) Each Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to such Borrower (including, without limitation, any non-public customer information regarding the creditworthiness of such Borrower, provided such Persons shall be subject to the provisions of this Section 12.16 to the same extent as such Bank).

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:
-------

100 Mulberry Street, Gateway Center 3        AUTHORIZED OFFICER, on behalf
Newark, New Jersey 07102-4077                  of each Borrower
Telephone No.:  (973) 367-7501
Telecopier No.: (973) 367-8060
Attention:  Grace Torres                     By /s/ Grace Torres
                                               ------------------------------
                                               Title: Treasurer

                                             STATE STREET BANK AND TRUST
                                               COMPANY, Individually and as
                                               Operations Agent


                                             By /s/ Anne Marie Guialtieri
                                               ------------------------------
                                               Title: Vice President

                                             DEUTSCHE BANK AG, NEW YORK
                                               BRANCH, as Administrative Agent


                                             By /s/ John S. McGill
                                               ------------------------------
                                               Title: Vice President


                                             By
                                               ------------------------------
                                               Title:

                                             DEUTSCHE BANK AG, NEW YORK AND/OR
                                               CAYMAN ISLANDS BRANCHES


                                             By /s/ Gayma Z. Shivnarain
                                               ------------------------------
                                               Title: Vice President


                                             By /s/ Alan Krouk
                                               ------------------------------
                                               Title: Associate

                                             THE BANK OF NEW YORK, Individually
                                               and as Documentation Agent


                                             By
                                               ------------------------------
                                               Title:

                                             MELLON BANK N.A., Individually
                                               and as Co-Syndication Agent


                                             By
                                               ------------------------------
                                               Title:

                                             CITIBANK, N.A., Individually
                                               and as Co-Syndication Agent

                                             By
                                               ------------------------------
                                               Title:

                                             CREDIT LYONNAIS NEW YORK BRANCH


                                             By
                                               ------------------------------
                                               Title:

                                             BANQUE NATIONALE DE PARIS


                                             By
                                               ------------------------------
                                               Title:

                                             By
                                               ------------------------------
                                               Title:

                                             SOCIETE GENERALE


                                             By
                                               ------------------------------
                                               Title:

                                             THE BANK OF NOVA SCOTIA


                                             By
                                               ------------------------------
                                               Title:

                                                                      SCHEDULE I
                                                                      ----------



                                   BORROWERS
                                   ---------


SCHEDULE OF FUNDS
The Global Total Return Fund, Inc.
Global Utility Fund, Inc.
Nicholas-Applegate Fund, Inc.
     Nicholas-Applegate Growth Equity Fund
Prudential 20/20 Focus Fund
Prudential Balanced Fund
Prudential California Municipal Fund:
     California Series
     California Income Series
Prudential Developing Markets Fund
     Prudential Developing Markets Equity Fund
     Prudential Latin America Equity Fund
Prudential Distressed Securities Fund, Inc.
Prudential Diversified Funds:
     Conservative Growth Fund
     Moderate Growth Fund
     High Growth Fund
Prudential Diversified Bond Fund, Inc.
Prudential Emerging Growth Fund, Inc.
Prudential Equity Fund, Inc.
Prudential Equity Income Fund
Prudential Europe Growth Fund, Inc.
Prudential Global Genesis Fund, Inc.
Prudential Global Limited Maturity Fund, Inc.
     Limited Maturity Portfolio
Prudential Government Income Fund, Inc.
Prudential Government Sec. Trust: Short-Intermediate Term Series
Prudential High Yield Fund, Inc.
Prudential High Yield Total Return Fund, Inc.
Prudential Index Series Fund
     Prudential Stock Index Fund
     Prudential Small-Cap Index Fund
     Prudential Pacific Index Fund
     Prudential Europe Index Fund
     Prudential Bond Market Index Fund
Prudential Intermediate Global Income Fund, Inc.
Prudential International Bond Fund, Inc.
The Prudential Investment Portfolios, Inc.:

                                                                      Schedule I
                                                                          Page 2

     Prudential Jennison Growth Fund
     Prudential Jennison Growth & Income Fund
     Prudential Active Balanced Fund
Prudential Mid-Cap Value Fund
Prudential Municipal Bond Fund:
     High Income Series
     Insured Series
Prudential Municipal Series Fund:
     Florida Series
     Massachusetts Series
     New Jersey Series
     New York Series
     North Carolina Series
     Ohio Series
     Pennsylvania Series
Prudential National Municipals Fund, Inc.
Prudential Natural Resources Fund, Inc.
Prudential Pacific Growth Fund, Inc.
Prudential Real Estate Securities Fund
Prudential Small-Cap Quantum Fund, Inc.
Prudential Small Company Value Fund, Inc.
Prudential Structured Maturity Fund, Inc.
     Income Portfolio
Prudential Utility Fund, Inc.
Prudential World Fund, Inc.:
     International Stock Series
     Global Series
Prudential Series Fund, Inc.:
     Diversified Bond Portfolio
     Equity Portfolio
     Flexible Managed Portfolio
     Conservative Balanced Portfolio Portfolio
     Zero Coupon Bond 2000 Portfolio
     High Yield Bond Portfolio
     Stock Index Portfolio
     Equity Income Portfolio
     Natural Resources Portfolio
     Government Income Portfolio
     Zero Coupon Bond 2005 Portfolio
     Small Capitalization Stock Portfolio
     Prudential Jennison Portfolio
     Global Portfolio

                                                                     SCHEDULE II
                                                                     -----------


                                   COMMITMENTS
                                   -----------

Name of Bank                                             Commitment
------------                                             ----------

Deutsche Bank AG,                                        $250,000,000
New York and/or
Cayman Islands Branches

State Street Bank and Trust                              $100,000,000
Company

The Bank of New York                                     $125,000,000

Mellon Bank N.A.                                         $125,000,000

Citibank, N.A.                                           $125,000,000

Credit Lyonnais New York Branch                          $100,000,000

Banque Nationale de Paris                                $75,000,000

Societe Generale                                         $50,000,000

The Bank of Nova Scotia                                  $50,000,000

TOTAL                                                    $1,000,000,000
                                                         ==============

                                                                    SCHEDULE III
                                                                    ------------


                                BANK ADDRESSES
                                --------------


State Street Bank and Trust Company     Mutual Fund Lending
                                        Lafayette Corporate Center
                                        2 Avenue de Lafayette, 2nd Floor
                                        Boston, MA  02111
                                        Telephone No.:    (617) 662-2311
                                        Telecopier No.:   (617) 662-2325
                                        Attention:  Anne Marie Gualtieri

Deutsche Bank AG,                       31 West 52nd Street
    New York and/or                     New York, New York 10019
    Cayman Islands                      Telephone No.:    (212) 474-8124
    Branches                            Telecopier No.:   (212) 474-8346
                                        Attention:  Alan Krouk

The Bank of New York                    One Wall Street, 18th Floor
                                        New York, NY 10286
                                        Telephone No.:    (212) 635-6958
                                        Telecopier No.:   (212) 635-6348
                                        Attention: Scott Buitekant

Mellon Bank N.A.                        One Mellon Bank Center
                                        Pittsburgh, PA 15258
                                        Telephone No.:    (412) 234-3187
                                        Telecopier No.:   (412) 234-0214
                                        Attention:  John Cooper

Citibank, N.A.                          399 Park Avenue, 12th Floor
                                        New York, NY  10043
                                        Telephone No.:    (212) 559-1631
                                        Telecopier No.:   (212) 953-4285
                                        Attention:  Maria Hackley

Banque Nationale de Paris               499 Park Avenue, 2nd Floor
                                        New York, NY 10022
                                        Telephone No.:    (212) 415-9400
                                        Telecopier No.:   (212) 415-9717
                                        Attention: Marquerite Lebon

                                                                    Schedule III
                                                                          Page 2

Credit Lyonnais                         1301 Avenue of the Americas, 12th Floor
                                        New York, NY  10019
                                        Telephone No.:    (212) 261-7397
                                        Telecopier No.:   (212) 459-3182
                                        Attention:  Ira Stein

Societe Generale                        1221 Avenue of the Americas
                                        New York, NY 10020
                                        Telephone No.: (212) 278-7015
                                        Telecopier No.: (212) 278-7569
                                        Attention: Indra Kish

The Bank of Nova Scotia                 1 Liberty Plaza
                                        New York, NY 10006
                                        Telephone No.: (212) 225-5062
                                        Telecopier No.: (212) 225-5090
                                        Attention: John Morale

                                                                     SCHEDULE IV
                                                                     -----------

                              CUSTODY AGREEMENTS
                              ------------------

                                                                      SCHEDULE V
                                                                      ----------

                        INVESTMENT ADVISORY AGREEMENTS
                        ------------------------------